Exhibit 99.1

Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales for the First Four-Week Period of the Third Fiscal Quarter 2011

MIAMI--(BUSINESS WIRE)--November 15, 2010--Benihana Inc. (NASDAQ: BNHNA; BNHN), operator of the nation’s largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the first four-week period (October 11 – November 7, 2010) of the third fiscal quarter 2011.

For the first four-week period, total restaurant sales increased 3.7% to $23.0 million from $22.2 million, while Company-wide comparable restaurant sales increased 4.8%, representing the ninth consecutive period of comparable restaurant sales increases. By concept, comparable restaurant sales increased 8.2% at Benihana Teppanyaki, but fell 1.3% at RA Sushi with Haru decreasing slightly at 0.2%. There were a total of 384 store-operating weeks in the first four-week period of the third fiscal quarter 2011 compared to a total of 392 store-operating weeks in the first four-week period of the third fiscal quarter 2010.

Richard C. Stockinger, Chairman, Chief Executive Officer and President, said, “We are extremely pleased with our comparable sales results as the exceptionally strong guest counts (up 11.8%) at Benihana Teppanyaki more than offset the slightly negative trends at our sushi brands. Our flagship concept’s top-line performance, while impressive in absolute terms, is especially noteworthy since the anniversary of the introduction of the Renewal Program occurred during the recent four-week period. Given the continued benefits we realized from the program itself, along with the success of our ongoing promotional and marketing initiatives, we are confident in our positioning and look forward to celebrating the upcoming Holiday season with our guests.”

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation: risks related to the Company’s business strategy, including the Company’s Renewal Program and marketing programs; risks related to the Company’s ability to operate successfully in the current challenging economic environment; risks related to the Company’s efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings. The Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

About Benihana

Benihana Inc. (NASDAQ: BNHNA; BNHN) operates 97 restaurants nationwide, including 63 Benihana Teppanyaki restaurants, nine Haru sushi restaurants, and 25 RA Sushi Bar restaurants. Under development at present is one Benihana Teppanyaki restaurant. In addition, 20 franchised Benihana teppanyaki restaurants are operating in the U.S., Latin America and the Caribbean.

To learn more about the Company and its three Japanese theme and sushi restaurant concepts, please view the corporate video at www.benihana.com/about/video

CONTACT:
ICR
Raphael Gross, 203-682-8253